Exhibit 99.1

HOOKIPA Pharma Announces Proposed Public Offering of Common Stock and Preferred Stock

NEW YORK and VIENNA, Austria, December 08, 2020 –  HOOKIPA Pharma Inc. (Nasdaq: HOOK), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced that it intends to offer and sell shares of its common stock and shares of Series A convertible preferred stock in an underwritten public offering (the “Offering”). HOOKIPA also intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in the Offering, including the shares of common stock underlying the Series A convertible preferred stock. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the offering. All of the securities in the Offering are to be sold by HOOKIPA.

Morgan Stanley and SVB Leerink are acting as joint book-running managers of the Offering. RBC Capital Markets is acting as lead manager.

The securities described above are being offered by HOOKIPA pursuant to a shelf registration statement on Form S-3 (No. 333-238311), including a base prospectus filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on May 27, 2020. A preliminary prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or email: prospectus@morganstanley.com or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110; by telephone at (800) 808-7525, ext. 6132; or email: syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About HOOKIPA Pharma

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical stage biopharmaceutical company developing a new class of immunotherapeutics targeting infectious diseases and cancers based on its proprietary arenavirus platform that reprograms the body’s immune system.

Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the proposed offering and the use of proceeds from the proposed offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, uncertainties related to market conditions and the completion of Offering on the anticipated terms or at all and those risks more fully discussed in the section entitled "Risk Factors" in HOOKIPA’s annual report on Form 10-K for the fiscal year ended December 31, 2019 and its quarterly report on Form 10-Q for the quarter ended September 30, 2020, which are available at www.sec.gov, as well as discussions of potential risks, uncertainties, and other important factors in HOOKIPA’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent HOOKIPA’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and HOOKIPA undertakes no duty to update this information unless required by law.

For further information, please contact:

Media	Investors
Nina Waibel	Matt Beck
Senior Director - Communications	Executive Director - Investor Relations
nina.waibel@hookipapharma.com	matthew.beck@hookipapharma.com